Exhibit 99.1

CIFC CORP. ANNOUNCES THE CLOSE OF ITS STRATEGIC TRANSACTION WITH GE CAPITAL’S BANK LOAN BUSINESS

NEW YORK, September 24, 2012 — CIFC Corp. (NASDAQ: DFR) (“CIFC”) entered into a 5 year strategic relationship with GE Capital’s Bank Loan business, pursuant to which:

•	A commercial council comprised of senior members of both GE Capital and CIFC was formed and will meet regularly to assist in the exploration of business opportunities between the two firms, and to facilitate third party investment advisory referrals. Peter Gleysteen, Chief Executive Officer of CIFC, and Neeraj Mehta, a GE Officer, are slated to serve as co-chairs of the commercial council.

•	GE Capital Debt Advisors LLC, a wholly-owned indirect subsidiary of GE Capital, is exiting its third party investment advisory business, and assigned its role as manager of four “Navigator” collateralized loan obligation funds representing approximately $700 million in AUM to CIFC Asset Management LLC, a wholly-owned subsidiary of CIFC.

•	GE Capital received 1 million shares of CIFC common stock, warrants to purchase two million shares of a newly created class of CIFC non-voting, convertible preferred stock, and $4.88 million in cash less certain accrued amounts from CIFC;

•	GE Capital has the right to appoint a director to CIFC’s Board of Directors.

CIFC’s Peter Gleysteen said: “We are excited to have finalized this strategic alliance and to officially start pursuing new opportunities the combination presents to us, including new investments for investors. Partnering with GE Capital uniquely positions CIFC at the intersection of GE Capital’s business as a leading corporate lender and our loan asset management platform.”

GE Capital’s Neeraj Mehta stated: “We are excited to now be a meaningful shareholder in CIFC and look forward to working together.”

Berkshire Capital Securities advised CIFC in the transaction.

About CIFC

CIFC, based in New York, is one of the largest specialized asset managers of senior secured corporate loans in the world. CIFC combines what it believes are the best underwriting, portfolio management and value maximization practices to generate attractive and consistent returns for investors. CIFC’s heritage CIFC CLO fund family has market leading performance in the U.S. managed CLO segment. The firm had $10.1 billion in AUM from corporate loan based products as of June 30, 2012 and serves more than 200 institutional investors in North America, Europe, Asia and Australia. For more information, please visit CIFC’s website at www.cifc.com.

About GE Capital

GE Capital offers consumers and businesses around the globe an array of financial products and services. For more information, visit www.gecapital.com or follow company news via Twitter (@GECapital).

GE (NYSE: GE) works on things that matter. The best people and the best technologies taking on the toughest challenges. Finding solutions in energy, health and home, transportation and finance. Building, powering, moving and curing the world. Not just imagining. Doing. GE works. For more information, visit the company’s website at www.ge.com.

Certain statements in this press release are forward-looking statements, as permitted by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made, various operating assumptions and predictions as to future facts and conditions, which may be difficult to accurately make and involve the assessment of events beyond CIFC’s or GE Capital’s control. Caution must be exercised in relying on forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and neither CIFC nor GE Capital undertakes any obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date hereof.

CIFC Contacts:

Investor Inquiries:
+1 (212) 624-1200
ir@cifc.com

Media Inquiries:
Stan Neve/ Andrew Roth
+1 (212) 333-3810

GE Capital Contact:
Ned Reynolds
+1 (203) 229-5717